Exhibit 21.1
Subsidiaries of Sims Group Limited
Australia
Sims Manufacturing Pty Limited
Sims Aluminium Pty Limited
Sims Superannuation Management Pty Limited
Simsmetal Executive Staff Superannuation Pty Limited
Simsmetal Holdings Pty Limited
Sims Group Australia Holdings Limited
Sims Industrial Pty Limited
Sims Energy Pty Limited
Simsmetal Services Pty Limited
Simsmetal Staff Equity Pty Limited
Universal Inspection and Testing Company Pty Limited
Sims Tyrecycle Pty Ltd
Sims Tyrecycle Properties Pty Ltd
Sims E-Recycling Pty Limited
Australian Refined Alloys Pty Limited (50% joint venture interest)
LMS generation Pty Limited (50% joint venture interest)
New Zealand
Simsmetal Industries Limited
Sims Pacific Metals Limited (50% joint venture interest)
Hong Kong, China
Sims Asia Holdings Limited
Papua New Guinea
PNG Recycling Limited
United Kingdom
Sims Group UK Holdings Limited
Sims Group UK Intermediate Holdings Limited
Sims Group UK Pension Trustees Limited
United Castings Limited
Sims Group UK Limited
Sims Cymru Limited
End of Life Vehicle Information Systems Ltd (50% joint venture interest)
Sims Recycling Solutions UK Holdings Limited
Sims Recycling Solutions UK Group Limited
Sims Recycling Solutions Limited
The Netherlands
Mirec BV
Sweden
Mirec AB

Belgium
Sims Recycling Solutions NV
Germany
Sims Group German Holdings GmbH
Sims M+R GmbH
Turkey
IKISE Geri Dönüşüm Sanayi ve Ticaret Limited Şirketi (50% joint venture interest)
United States
Delaware
Sims Group USA Corporation
Dover Barge Company
Sims Group Global Trade Corporation
Simsmetal East LLC
Simsmetal West LLC
SHN Co, LLC
HNE Recycling LLC
HNW Recycling LLC
Schiabo Larovo Corporation
Sims Group USA Holdings Corporation
Sims Group Recycling Solutions USA Corporation
SA Recycling LLC (50% joint venture interest)
North Carolina
North Carolina Recycling LLC
Illinois
Sims Recycling Solutions, Inc.
Universal Integrated Circuits Corporation
United Recycling International Corporation
United Refining & Smelting Co.
United Technology Services, Inc.
Canada
Sims Group Canada Holdings Limited
Richmond Steel Recycling Limited (50% joint venture interest)
Sims Recycling Solutions Canada Ltd